UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   April 10, 2001


                              Rymer Foods, Inc.
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            (Exact name of registrant as specified in its charter)


        Delaware                   1-6071                     36-1343930
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    (State or other             (Commission                 (IRS Employer
    jurisdiction of             File Number)                Identification
    incorporation)                                              Number)


 4600 South Packers Avenue, Suite 400, Chicago, Illinois          60609
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      (Address of principal executive offices)                 (Zip Code)


 Registrant's telephone number, including area code       (773) 927-9700


                                     N/A
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        (Former name or former address, if changed since last report)

 Item 5.   Other Events.

      Rymer Foods, Inc., a Delaware corporation (the "Company"), has entered into an Agreement and Plan of Merger, dated as of April 10, 2001 (the "Merger Agreement"), among FLP Holdings III LLC, an Illinois limited liability company ("Parent"), the Company and RFI Acquisition, Inc., a Delaware corporation ("Merger Sub").

      Pursuant to the Merger Agreement, following the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into the Company
 (the "Merger") with the Company being the surviving corporation. In the Merger, each outstanding share of the Company's $0.04 par value common stock (the "Common Stock") other than (i) Common Stock owned by the Company or its subsidiaries, (ii) Common Stock owned by Merger Sub and (iii) dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $0.525 in cash without interest thereon, but this Merger consideration will be ratably reduced if and to the extent that the Company's costs and expenses in connection with the Merger exceed $100,000. A copy of the Merger Agreement and the press release announcing the Merger are filed herewith as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by referenced.

      The Merger will be submitted to  a vote of shareholders of the  Company
 in accordance with applicable law.   If approved, the Merger is expected  to
 be consummated in the second quarter of 2001.


 Item 7.   Financial Statements and Exhibits.

      (c)  Exhibits

           2.1 Agreement and Plan of Merger Among FLP Holdings III LLC, Rymer Foods, Inc. and RFI Acquisition, Inc. dated as of April 10, 2001.

           99.1 Text of Press Release  of Rymer Foods,  Inc. dated April  10,
                2001.

                                  SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Rymer Foods, Inc.
                                 (Registrant)



                                 By:    /s/ Paul Conti
                                        -------------------------------
                                 Name:  Paul Conti
                                 Title: Chairman of the Board, Chief
                                        Executive Officer and President



 DATE: April 11, 2001